Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Broadway Financial Corporation on Amendment No. 2 to Form S-1 of our report dated March 31, 2014 on the 2013 consolidated financial statements of Broadway Financial Corporation appearing in the 2014 Form 10-K of Broadway Financial Corporation, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Costa Mesa, California

April 17, 2015